Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces $200 Million Investment in Beast Industries

Bitmine will hold its Annual Stockholder Meeting at the Wynn Las Vegas on January 15, 2026

Bitmine is supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

LAS VEGAS, January 15, 2026 /PRNewswire/ -- (NYSE AMERICAN: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) the leading Ethereum treasury company in the world, announced a $200 million equity investment into Beast Industries. Bitmine also implements an innovative digital asset strategy for institutional investors and public market participants

“MrBeast and Beast Industries, in our view, is the leading content creator of our generation, with a reach and engagement unmatched with GenZ, GenAlpha and Millennials,” said Thomas ‘Tom’ Lee, Chairman of Bitmine. “Beast Industries is the largest and most innovative creator based platform in the world and our corporate and personal values are strongly aligned.”

“We are excited to welcome Tom Lee and Bitmine as new investors in Beast Industries joining our current top-tier venture investors,” said Jeff Housenbold, CEO of Beast Industries. “Their support is a strong validation of our vision, strategy, and growth trajectory and it provides additional capital to achieve our goal to become the most impactful entertainment brand in the world. We look forward to exploring ways to further collaborate and incorporate DeFi into our upcoming financial services platform.”

The deal is expected to close on or about January 19, 2026.

Bitmine will hold its Annual Meeting on January 15, 2026, which will be livestreamed on Bitmine’s X account: https://x.com/bitmnr

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://bitminetech.io/investor-relations/

To stay informed, please sign up at: https://bitminetech.io/contact-us/

About Bitmine

Bitmine (NYSE AMERICAN: BMNR) is the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The company will launch MAVAN (Made-in America Validator Network), a dedicated staking infrastructure for Bitmine assets, in Q1 of 2026.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

MEDIA CONTACT:

Marcy Simon

Marcy@agentofchange.com

+19178333392

About Beast Industries

Beast Industries is a multifaceted entertainment, consumer products, and CPG company founded and led by YouTube creator, entrepreneur, and philanthropist Jimmy Donaldson, better known as MrBeast. A global entertainment powerhouse, MrBeast is the most-subscribed YouTube channel in the world with over 450 million subscribers and over 5 billion monthly views across all channels. Recognized as the #1 creator on Forbes’ Top Creators List (2023) and featured on the TIME 100 and inaugural TIME100 Climate lists, Donaldson has built Beast Industries into a platform spanning groundbreaking content, record-breaking competition formats, and some of the fastest-growing CPG launches in history, including the snack brand Feastables. The company also drives large-scale social impact through initiatives like #TeamTrees, #TeamSeas, #TeamWater, and Beast Philanthropy, a 501(c)(3) nonprofit that has provided over 20 million free meals and funded critical infrastructure projects worldwide. At its core, Beast Industries blends entertainment, innovation, and purpose to create culturally resonant IP, market-leading products, and lasting change.

MEDIA CONTACT:

mrbeast@hstrategies.com

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of Bitmine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.